                                                                  Exhibit 4(w)


                           REGENT COMMUNICATIONS, INC.

                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of February 16, 1998 and entered into by and among Regent Communications, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), General Electric Capital Corporation, as documentation agent ("DOCUMENTATION AGENT") and Bank of Montreal, Chicago Branch, as agent for Lenders ("AGENT"), and, for purposes of Section 3 hereof, the Credit Support Parties (as defined in Section 6 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 14, 1997 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS


     WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

     A. AMENDMENTS TO SECTION 1: DEFINITIONS

     CERTAIN DEFINED TERMS. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the reference to "March 31, 1998" contained therein and substituting "June 30, 1998" therefor.


     B. AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

     1. COMMITMENTS. Subsection 2.1A of the Credit Agreement is hereby amended by deleting the reference to "March 31, 1998" contained therein and substituting "June 30, 1998" therefor.

     2. SCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Subsection 2.4A of the Credit Agreement is hereby amended by restating the table set forth therein in its entirety as follow:

================================================================================
             QUARTER                            SCHEDULED REDUCTION
              ENDING                               OF REVOLVING
                                                 LOAN COMMITMENTS
--------------------------------------------------------------------------------
March 31, 1999                                       $ 687,500
--------------------------------------------------------------------------------
June 30, 1999                                        $ 687,500
--------------------------------------------------------------------------------
September 30, 1999                                   $ 687,500
--------------------------------------------------------------------------------

================================================================================
             QUARTER                            SCHEDULED REDUCTION
              ENDING                               OF REVOLVING
                                                 LOAN COMMITMENTS
--------------------------------------------------------------------------------
December 31, 1999                                    $ 687,500
--------------------------------------------------------------------------------
March 31, 2000                                      $ 1,718,750
--------------------------------------------------------------------------------
June 30, 2000                                       $ 1,718,750
--------------------------------------------------------------------------------
September 30, 2000                                  $ 1,718,750
--------------------------------------------------------------------------------
December 31, 2000                                   $ 1,718,750
--------------------------------------------------------------------------------
March 31, 2001                                      $ 2,062,500
--------------------------------------------------------------------------------
June 30, 2001                                       $ 2,062,500
--------------------------------------------------------------------------------
September 30, 2001                                  $ 2,062,500
--------------------------------------------------------------------------------
December 31, 2001                                   $ 2,062,500
--------------------------------------------------------------------------------
March 31, 2002                                      $ 2,406,250
--------------------------------------------------------------------------------
June 30, 2002                                       $ 2,406,250
--------------------------------------------------------------------------------
September 30, 2002                                  $ 2,406,250
--------------------------------------------------------------------------------
December 31, 2002                                   $ 2,406,250
--------------------------------------------------------------------------------
March 31, 2003                                      $ 2,406,250
--------------------------------------------------------------------------------
June 30, 2003                                       $ 2,406,250
--------------------------------------------------------------------------------
September 30, 2003                                  $ 2,406,250
--------------------------------------------------------------------------------
December 31, 2003                                   $2,406,250
--------------------------------------------------------------------------------
March 31, 2004                                      $2,750,000
--------------------------------------------------------------------------------
June 30, 2004                                       $2,750,000
--------------------------------------------------------------------------------
September 30, 2004                                  $2,750,000
--------------------------------------------------------------------------------
December 31, 2004                                   $2,750,000
--------------------------------------------------------------------------------
March 31, 2005                                      $6,875,000
================================================================================

     C. AMENDMENTS TO SECTION 6: COMPANY'S AFFIRMATIVE COVENANTS

     OFFICERS' AND COMPLIANCE CERTIFICATES. Subsection 6.1(iv) of the Credit Agreement is hereby amended by deleting the reference to "March 31, 1998" contained therein and substituting "June 30, 1998" therefor.

     D. AMENDMENTS TO SECTION 7: COMPANY'S NEGATIVE COVENANTS

     MAXIMUM CONSOLIDATED TOTAL DEBT RATIO. Subsection 7.6C of the Credit Agreement is hereby amended by restating the table set forth therein in its entirety as follow:

============================================================================================
                                                                       MAXIMUM
                       FISCAL YEAR                                  LEVERAGE RATIO
--------------------------------------------------------------------------------------------
Closing Date - September 30, 1998                              6.00:1.00
--------------------------------------------------------------------------------------------
October 1, 1998 - December 31, 1998                            5.50:1.00
--------------------------------------------------------------------------------------------
January 1, 1999 - March 31, 1999                               5.25:1.00
--------------------------------------------------------------------------------------------
April 1, 1999 - September 30, 1999                             5.00:1.00
--------------------------------------------------------------------------------------------
October 1, 1999 - March 31, 2000                               4.75:1.00
--------------------------------------------------------------------------------------------
April 1, 2000 - September 30, 2000                             4.50:1.00
--------------------------------------------------------------------------------------------

============================================================================================
                                                                       MAXIMUM
                       FISCAL YEAR                                  LEVERAGE RATIO
--------------------------------------------------------------------------------------------
October 1, 2000 - March 31, 2001                               4.00:1.00
--------------------------------------------------------------------------------------------
April 1, 2001 and thereafter                                   3.50:1.00
============================================================================================

     E. AMENDMENTS TO SECTION 8: EVENTS OF DEFAULT

     Subsection 8.16 of the Credit Agreement is hereby amended by deleting the reference to "March 31, 1998" contained therein and substituting "June 30, 1998" therefor.

SECTION 2. COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

     A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

     B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company .

     C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date (as defined below) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that




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


would constitute an Event of Default or a Potential Event of Default.

SECTION 3. ACKNOWLEDGEMENT AND CONSENT

     Company is a party to the Pledge and Security Agreement and the Collateral Account Agreement, in each case as amended through the First Amendment Effective Date, pursuant to which Company has created Liens in favor of Agent on certain Collateral to secure the Obligations. Each of the Subsidiaries is a party to the Subsidiary Guaranty and the Pledge and Security Agreement, in each case as amended through the First Amendment Effective Date, pursuant to which the Subsidiaries have (i) guarantied the Obligations and (ii) created Liens in favor of Agent on certain Collateral and pledged certain Collateral to Agent to secure the obligations of Subsidiaries under the Subsidiary Guaranty. Terry S. Jacobs is a party to the Jacobs Guaranty, as amended through the First Amendment Effective Date, pursuant to which Terry S. Jacobs has guarantied the Obligations. Company, each Subsidiary and Terry S. Jacobs are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Subsidiary Guaranty, the Jacobs Guaranty, the Pledge and Security Agreement and the Collateral Account Agreement are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations", "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations", "Guarantied Obligations" or "Secured Obligations", as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Credit Support Party (other than Company) acknowledges and agrees that
(i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 4. MISCELLANEOUS

     A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof (the "FIRST AMENDMENT EFFECTIVE DATE").



[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                           REGENT COMMUNICATIONS, INC.


                                           By: /s/
                                              -------------------------------
                                               Name:
                                               Title:

                                  REGENT BROADCASTING OF SAN DIEGO,INC., REGENT BROADCASTING OF DAYTON, INC., REGENT BROADCASTING OF CHICO, INC., REGENT BROADCASTING OF FLAGSTAFF, INC., REGENT BROADCASTING OF KINGMAN, INC., REGENT BROADCASTING OF LAKE TAHOE, INC., REGENT BROADCASTING OF PALMDALE, INC., REGENT BROADCASTING OF REDDING, INC., REGENT BROADCASTING OF VICTORVILLE, INC.,, REGENT ACQUISITION CORP., REGENT MERGER CORP., each a Delaware corporation (for purposes of Section 3 only) as a Credit Support Party

                                  By: /s/
                                     -------------------------------
                                      Name:
                                      Title:
                                      of each of the forgoing


                                  REGENT LICENSEE OF SAN DIEGO, INC.,
                                  REGENT LICENSEE OF DAYTON, INC.,
                                  each a Delaware corporation
                                  (for purposes of Section 3 only) as a
                                  Credit Support Party

                                  By: /s/
                                     -------------------------------
                                      Name:
                                      Title:
                                      of each of the forgoing

                                  TERRY S. JACOBS, an individual
                                  (for purposes of Section 3 only) as a
                                  Credit Support Party

                                  /s/
                                  -----------------------------------
                                  Terry S. Jacobs

                                  BANK OF MONTREAL, CHICAGO BRANCH,
                                  individually and as Agent


                                  By: /s/
                                     -------------------------------
                                      Name:
Title:

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  individually and as Documentation Agent


                                  By: /s/
                                     -------------------------------
                                      Name:
                                      Title:

                                  BANK ONE, INDIANAPOLIS, NA,


                                  By: /s/
                                     -------------------------------
                                      Name:
                                      Title: